UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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EnergySolutions, Inc.
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Investor Presentation Highlighting the Facts April 2013

Cautionary Statements and Non-GAAP Financial Information

ENERGY*SOLUTIONS*

This communication, and all statements made regarding the subject matter of this communication, contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on the current expectations and beliefs of Energy*Solutions* and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the risk that the Merger Agreement may be terminated in circumstances that require Energy*Solutions* to pay Energy Capital Partners Management II, LP or its designee a termination fee of up to $13,600,000, including the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger; (iii) risks related to the diversion of management's attention from Energy*Solutions*' ongoing business operations; (iv) risks regarding the failure of Energy Capital Partners to obtain the necessary financing to complete the Merger; (v) the effect of the announcement of the acquisition on Energy*Solutions*' business relationships (including, without limitation, partners and customers), operating results and business generally as well as the potential difficulties in employee retention as a result of the Merger; (vi) risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (vii) risks related to the outcome of any legal proceedings that have been, or will be, instituted against Energy*Solutions* related to the Merger Agreement; and (viii) risks related to the effects of local and national economic, credit and capital market conditions on the economy in general. Additional risk factors that may affect future results are contained in Energy*Solutions*' filings with the SEC, which are available at the SEC's website *http://www.sec.gov*. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Energy*Solutions*. Energy*Solutions* and Energy Capital Partners expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

Energy*Solutions* does not, as a matter of course, publicly disclose projections of future revenue, earnings or other financial performance of the type disclosed below.

These historical financial data, financial projections and financial forecasts were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, the IFRS or U.S. GAAP and do not, and were not intended to, act as public guidance regarding Energy*Solutions*' future financial performance. Ernst & Young LLP, Energy*Solutions*' independent registered public accounting firm, has not examined or compiled or performed any procedures on any of the historical financial data or financial projections, expressed any conclusion or provided any form of assurance with respect to the historical financial data or financial projections and, accordingly, assumes no responsibility for them. The inclusion of this information in this presentation should not be regarded as an indication that Energy*Solutions* or any recipient of this information considered, now considers or will consider this information to be necessarily predictive of future results. Energy*Solutions* does not intend to update or otherwise revise the historical financial data or financial projections to correct any errors existing in such historical financial data or financial projections when made, to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the historical financial data or financial projections are shown to be in error.

Although presented with numerical specificity, the financial projections and forecasts included in this presentation are based on numerous estimates, assumptions and judgments (in addition to those described above) that may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies related to factors, such as the profitability of the Zion project and related project cost management and nuclear decommissioning trust fund investment earnings performance; our inability to find a partner for the Zion project and access related restricted cash; our ability to obtain and comply with federal, state and local government permits and approvals; the politically sensitive environment in which we operate, the risks associated with radioactive materials and the public perception of those risks; the effects of environmental, health and safety laws and regulations governing, among other things, discharges to air and water, the handling, storage and disposal of hazardous or radioactive materials and wastes, the remediation of contamination associated with releases of hazardous substances and human health and safety; the availability and allocation of government funds to performance of existing government contracts in our industry and any future government contracts; our deferred tax assets for net operating loss carry-forwards and research and development tax credits; the continued operation of, and adequate capacity at, our Clive, Utah disposal facility; factors associated with our international operations; our ongoing business relationships with significant government and commercial customers; our license stewardship arrangement with Exelon; our ability to obtain the financial support, including letters of credit and bonding, necessary for us to win certain types of new work; industry performance; general business, economic, market and financial conditions; and the other factors listed in this presentation under the section entitled "Forward Looking Statements Disclaimer," which are difficult to predict and most of which are beyond the control of Energy*Solutions*. These or other factors may cause the financial projections or the underlying assumptions and estimates to be inaccurate. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. The financial projections also do not take into account any circumstances or events occurring after the date they were prepared. The inclusion of the financial projections and forecasts in this presentation shall not be deemed an admission or representation by Energy*Solutions* that such information is material. **The inclusion of the projections should not be regarded as an indication that Energy*Solutions* considered or now considers them to be a reliable prediction of future results and you should not rely on them as such.** Accordingly, there can be no assurance that the financial projections will be realized, and actual results may vary materially from those reflected in the projections. You should read the section entitled "Forward Looking Statements Disclaimer" for additional information regarding the risks inherent in forward-looking information such as the financial projections.

Certain of the historical financial data and financial projections set forth herein may be considered non-U.S. GAAP financial measures. Non-U.S. GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-U.S. GAAP financial measures as used by Energy*Solutions* may not be comparable to similarly titled amounts used by other companies.

Notice to Investors

In connection with the proposed acquisition of Energy*Solutions* by affiliates of Energy Capital Partners, Energy*Solutions* has filed a proxy statement with the Securities and Exchange Commission (the "SEC") on March 15, 2013. Additionally, Energy*Solutions* will file other relevant materials with the SEC in connection with the proposed acquisition of Energy*Solutions* by Energy Capital Partners pursuant to the terms of the Merger Agreement. **Investors and security holders of Energy*Solutions* are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Energy*Solutions*, the proposed Merger and the parties to the proposed transaction.** Investors and security holders may obtain these documents (and any other documents filed by Energy*Solutions* and Energy Capital Partners with the SEC) free of charge at the SEC's website at http://www.sec.gov. In addition, the documents filed with the SEC by Energy*Solutions* may be obtained free of charge by directing such request to: Energy*Solutions* Investor Relations at 1-801-649-2000 or from the investor relations website portion of Energy*Solutions*' website at http://www.ir.energysolutions.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

Energy*Solutions*, Energy Capital Partners and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from Energy*Solutions*' stockholders in respect of the proposed acquisition. Information regarding Energy*Solutions*' directors and executive officers is contained in Energy*Solutions*' Annual Report on Form 10-K for the year ended December 31, 2012, its proxy statement for its 2012 Annual Meeting of Stockholders, dated May 23, 2012, and subsequent filings which Energy*Solutions* has made with the SEC. Stockholders may obtain additional information about the directors and executive officers of Energy*Solutions* and their respective interests with respect to the proposed acquisition by security holdings or otherwise, which may be different than those of Energy*Solutions*' stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed acquisition, when filed with the SEC. Each of these documents is, or will be, available as described above.

4 Highly Compelling Value & Capital Structure Solution For Shareholders $4.15 per share in cash Represents a 10.7% increase from initial $3.75 per share agreement announced on January 7, 2013 Premium of 58% to the 180 day average price before announcement Transaction multiple of 7.7x (9.0x cash basis) compared to recent Shaw transaction multiple of 5.1x Compelling value based upon management’s financial forecast Board review of transaction value based upon the expected operating or base case Future projects, cost savings, working capital and pricing improvements all factored into financial model Management’s forecast requires investment of restricted cash in future decommissioning projects; therefore, value of restricted cash is fully reflected in terminal value Independent Transaction Committee exhausted all available options to resolve capital structure issue No stone left unturned – partnerships, asset sales, debt financing and equity financing 24 parties contacted over 2 years plus, 30 day go-shop period and low break fee of $13.6mm or 1.2% of EV No other viable solution available The standalone ‘alternative’ presents immediate and fundamental risks for shareholders Term loan amendment is conditioned explicitly on the consummation of the merger with ECP Collapse of this capital structure solution may trigger an immediate deterioration of EnergySolutions’ prospects in the Magnox re-bid, with the knock-on effect of reducing cash flow projections substantially Further knock-ons would include financial instability and potential breach of covenants, with uncertain options for resolution Analysts highlight potentially significant downward pressure on the share price if the ECP transaction does not close and the capitalization structure is not amended

5 Transaction Represents A Substantial Premium For Shareholders EnergySolutions reduced its 2012 EBITDA guidance originally provided in March, both in May and again in June EnergySolutions stock price dropped substantially in response to each guidance revision Final 2012 EBITDA ($135mm) fell within the lowered guidance range provided in June of $130-140mm, far short of the original guidance of $155-165mm provided in March Highlighting The Facts 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 $1 $2 $3 $4 $5 $6 Jan 2012 Apr 2012 Jul 2012 Sep 2012 Dec 2012 Daily Trading Volume (000) Closing Price (USD) Daily from 04-Jan-2012 to 04-Jan-2013 $ 3.44 31.3% 58.4% 36.5% 32.2% 52-Wk Avg: $3.16 180-Day Avg: $2.62 90-Day Avg: $3.04 30- Day Avg: $3.14 ECP Offer: $4.15 $155-165mm $150-160mm $130-140mm 2012 Adj. EBITDA Guidance

6 Transaction Multiple Reflects Strong Fundamental Valuation ISS Peer Group: E&C and Specialty Waste Highlighting The Facts Closest peer company to EnergySolutions is Shaw Group, which was acquired by CB&I in February 2013 Shaw transaction represented an EV/2013 EBITDA of 5.1x Source: EnergySolutions Management; IBES estimates, Bloomberg as of January 4, 2013; Peer multiples based on ISS report dated April 9, 2013 1. Cash EBITDA calculated as Adj. EBITDA less non-cash asset retirement obligation gain related to the Zion project. NTM refers to next twelve months. 2. Adj. EBITDA based on EnergySolutions Management projections. NTM refers to next twelve months. 3. Assumes 2/3 E&C, 1/3 Specialty Waste per ES management. ISS incorrectly used 1/3 E&C, 2/3 Specialty Waste. Engineering & Construction 2013 EV / EBITDA Specialty Waste 2013 EV / EBITDA Babcock & Wilcox 5.8x Covanta 8.8x Fluor 5.6x Clean Harbors 7.3x Jacobs 6.0x Stericycle 14.5x URS 5.1x US Ecology 8.0x Waste Management 7.5x Median 5.7x Median 8.0x Nuclear Services Peer Median 5.9x EBITDA-Weighted Peer Median 3 6.5x 5.25x 5.75x 6.25x 6.75x 7.25x 7.75x 8.25x 8.75x 9.25x Jan - 12 Mar - 12 May - 12 Jul - 12 Sep - 12 Nov - 12 Jan - 13 ES NTM EV/EBITDA Multiples Daily from 04 - Jan - 2012 to 04 - Jan - 2013 52 - Wk Avg: 6.5x Deal Multiple (Adj. EBITDA 2 ): 7.7x 180 - Day Avg: 6.4x 30 - Day Avg: 6.3x 90 - Day Avg: 6.4x Deal Multiple (Cash EBITDA 1 ): 9.0x EnergySolutions’ business is defined by exposure to nuclear services, rather than other specialty waste (e.g. medical) Peer group of “E&C and Specialty Waste” is too broad and includes companies that have no exposure to nuclear services and would over-estimate the trading multiple Peer group of nuclear services companies is more representative EBITDA Multiple traded within narrow range following EBITDA guidance revision in june.

Compelling Value Based Upon Management’s Financial Forecast 7 Financial Model And Review Reflected Comprehensive Revenue and Cash Projections Restricted Cash Fully And Appropriately Accounted For In Valuation Broad strategic review based upon the expected operating or base case Future projects, cost savings, working capital and pricing improvements were factored into management financial projections and the fairness opinion Assumes restricted cash is invested in future decommissioning projects and reflected in long-term operating projections Existing restricted cash balances $116mm associated with the facilities and locked for future clean-up costs of disposal sites $200mm provides security for the Zion decommissioning project until 2020 Value of Zion restricted cash incorporated fully within the terminal value calculation Terminal value includes the value of future decommissioning projects beyond 2020 Restricted cash will be required to be posted under future letters of credit Management’s forecast requires investment of restricted cash in future decommissioning projects Performance guarantees are standard industry practice and a cost of doing business

8 Standalone Represents Fundamental Risks for Shareholders Floating fnotes Significant refinancing risk starting in 2015 – ECP transaction is the only current and viable solution, and the term loan amendment is conditioned explicitly on its consummation Leveraged balance sheet limits opportunity for future large decommissioning projects; further financial instability would impact competitive positioning substantially Additional knock-ons would include potential breach of covenants, with uncertain options for resolution Further, if Magnox partner drops us, there would be a severe impact across our business 1 Adjusted EBITDA calculated as reported EBITDA plus restructuring charges, equity-based compensation and accretion, less NDT fund earnings. B3 7/15/10 Caa1 10/31/11 Caa2 6/12/12 Moody’s Rating on ES Unsecured Notes Highlighting The Facts 4.3 x 6.0 x 3.8 x 3.1 x 2.6 x 2.0 x 0.0 x 1.0 x 2.0 x 3.0 x 4.0 x 5.0 x 6.0 x 7.0 x 2008A 2009A 2010A 2011A 2012A Actual Interest Coverage Minimum Required Interest Coverage Covenant

9 Analysts Understand The Capital Structure Issues And Related Challenges Floating fnotes “In the end, the sale is acknowledgement that ES would struggle to overcome the high financing costs as well as balance sheet risk and such leverage would continue to suffocate the business preventing it from taking on disposal risk related to its strategic landfill in Clive, Utah” — Al Kaschalk — Wedbush (January 7, 2013) “In spite of the vast numbers of interested parties, only ECP made a definitive offer. In several instances, after due diligence, parties lost interest with Zion named repeatedly as a high risk…The capital structure is heavily levered and additional equity would likely be needed. Moreso, the company appears concerned that some growth initiatives may be slowed due to its capital constraints.” — Dan Mannes — Avondale (February 11, 2013) “…We believe the valuation is fair given that the company is being sold in its entirety and given where the stock has been over the past six months…Given the company’s history and numerous changes in strategy over the year, we believe $3.75/share is a relatively fair value” — Alex Rygiel — FBR (January 7, 2013)

10 Analysts Recognize The Real Risks of Standalone & Recommend Investor Support “In our opinion, ES has a good business model, but their excess leverage overshadows their unique competitive advantages. While it is fairly common for a high-yield company to battle an upcoming maturity schedule, we approve of the deal solely because of the consequences that may occur to the equity price if a debt amendment cannot be reached.” - Rob Young – Wm Smith (April 10, 2013) “We expect shareholders to approve the deal (and lower our PT to $3.75)1 given the likelihood of a share price decline if the deal fails. If the deal is declined, there would be significant uncertainty on management/board and the company would likely need equity” - Dan Mannes – Avondale (February 11, 2013) “With no meaningful cash proceeds from the sale of assets or businesses, limited capital market financing alternatives and the lack of growth in cash flow over the next three years, we recommend shareholders of ES vote their proxy in favor of Energy Capital Partners’ $4.15/share cash offer. While we made plenty of assumptions in our asset-based cash flow analysis, we calculate no equity value for shareholders with no proceeds from asset sales and no meaningful changes to the capital structure before the 2016 maturity of ES term note facilities. Accordingly, we recommend shareholders favorably vote their proxy ahead of the April 26 deadline or risk a substantially lower value for their shares.” - Al Kaschalk – Wedbush (April 5, 2013) “Shareholders Should Vote Yes For Transaction What we believe ISS missed in their recommendation While there are plenty of cash flow assumptions to make in the analysis of private equity firm ECP’s $4.15 per share cash offer, we believe the $4.15 offer is fully reflecting cash flows from the existing business and potential for future sizeable contract awards over the next 2-3 years. We believe that several assumptions made by [ISS] were not correct and have led to an incorrect recommendation to vote Against the transaction “ - Al Kaschalk – Wedbush (April 14, 2013) 1 ECP transaction terms were increased from $3.75 to $4.15 per share on April 5, 2013.

ISS Report – Correcting Key Mistakes and Misrepresentations

ENERGYSOLUTIONS

	ISS Report	Correcting the Record
2012 Adjusted EBITDA Guidance	▪ "The company eventually exceeded not only its lowered guidance, but the original guidance, for 2012"	▪ Company did not exceed the original or lowered guidance — Original guidance: $155-165mm — Lowered: $150-160mm — Further lowered: $130-140mm — Actual: $135mm
Magnox Re-bid	▪ "The company has won other contract extensions since it originally won the Magnox contract, which further suggests the incumbent has strong chances of winning the renewal"	▪ ES has never been awarded a re-bid of the Magnox contract. The first re-bid will be next year (2014) ▪ ES has never stated they have better than 50% chance of winning the contract renewal. This is an ISS assertion without any back-up substantiation or industry knowledge / expertise
Projections	▪ "Historically low waste disposal volumes…on which the deal was negotiated, without apparent credit for meaningful increases in EBITDA and cash flow"	▪ Projections include a 6% per annum increase in Clive pricing and 3% per annum increase in Clive volumes
	▪ "Lack of any value for future decommissioning projects, cost savings, working capital improvements or improved pricing"	▪ All of these items were stated in the proxy to be included in management projections and in the fairness opinion
	▪ Suggests government business is undervalued, citing the Feb-2013 lender presentation that "high visibility into projected performance" and "anticipated annual $5-6 billion DoE spend over the next decade"	▪ The projections model reflects our anticipated outcomes for the government business
	▪ Case 2 is the "bearish" case	▪ The independent directors of ES determined that Case 2 is the expected base case. The proxy is clear that Case 2 is not the "bearish" case
Restricted Cash	▪ "Ignores…the fact that any reinvestment of cash in future decommissioning projects would generate additional future cash flow and shareholder value."	▪ The fairness opinion explicitly states value was assigned to future decommissioning projects in arriving at a valuation
	▪ ISS analysis values $200mm of restricted cash at $2.22 per share	▪ ISS analysis ignores any discounting of the restricted cash. If valued in this manner under the (incorrect) assumption that restricted cash will be returned to shareholders, would need to be discounted back from 2020 vs. applying a value today
	▪ ISS analysis assumes no requirement for restricted cash to win future decommissioning projects	▪ Performance guarantees are standard industry practice, particularly for non-investment grade companies

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ISS Report – Correcting Key Mistakes and Misrepresentations (Con't)

ENERGYSOLUTIONS

	ISS Report	Correcting the Record
Lender Presentation vs. Shareholder Presentation	▪ "Shareholders may question how, in April, the sky appears to be falling, while just 2 months ago in February [at the lender presentation], that same sky was hanging high"	▪ The financial projections are the same in both presentations
Peer Comparables Valuation Analysis	▪ "ISS calculated [the EBITDA-weighted peer median] multiple by applying a one-third weighting to E&C peers' median multiple and a two-thirds weighting to Specialty Waste peers' multiple" ▪ "ISS identified two peer groups relevant to ES' business"	▪ The actual weighting by business line is the reverse – approximately two-thirds E&C and one-third Specialty Waste ▪ Of the nine companies identified, none derive a majority of their revenues from the nuclear industry. Some are not even in the nuclear services business. In fact, the most comparable company to ES, Shaw Group, is excluded from ISS' analysis
Premium Relative to 52-Week High	▪ "Additionally, from Feb. 1, 2012 through May 8, 2012, ES traded above the offer price at a volume-weighted average price of $4.50, 8.4% higher than the current deal"	▪ During the year preceding the ECP announcement, Energy*Solutions* traded above the transaction price for 51 days and only during a period that 2012 EBITDA guidance was still at the original higher level of $155-165mm
Shareholder Commentary	▪ Notes Carlson Capital as a large shareholder opposing the deal — "The deal also quickly drew opposition from a number of shareholders, totaling more than 10% of outstanding shares" — "On Feb. 21, 2013, Carlson Capital, a 9.9% holder, filed a 13D stating that the offer by ECP does not reflect the fair value of ES. Specifically, Carlson noted ES and its financial advisor are 'assigning insufficient value to restricted cash associated with the Zion project.'"	▪ Mentions Carlson's opposition twice in the deck before noting: — "Despite Carlson Capital's initial opposition of the deal, it came out in support of the transaction after the Apr. 5, 2013 price increase" ▪ Carlson amended their 13-D in support of the transaction ▪ Other significant, large shareholders are supporting the transaction
No Auction	▪ ISS notes that "No Auction" process was run	▪ Extensive auction and strategic review process was conducted — Two-year process, plus 30-day go-shop period, included discussions with 24 potential partners — 15 strategics and 9 private equity companies — No other actionable proposals received

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